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                                                                   EXHIBIT 10.20

                              CONSULTING AGREEMENT
                              --------------------

          THIS AGREEMENT, made and entered into as of this 9th day of March,
                                                           ---        -----
1992, by and between CONNECT, INC., a California corporation (the "Company"), and QUAESTUS LIMITED PARTNERSHIP, a Wisconsin limited partnership ("QLP").

                             W I T N E S S E T H :

          WHEREAS, QLP has provided the Company and its affiliates with consulting services in connection with business and financial planning; and

          WHEREAS, the Company desires to retain QLP to provide consulting services in the future, and QLP is willing to be so retained.

          NOW,THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereby agree as follows:

          1.  Prior Services.  The Company hereby acknowledges that QLP has
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rendered valuable consulting services to the Company in connection with business and financial planning. In consideration therefor, the Company has this day issued to QLP 661,600 shares of its Series C Preferred Stock and paid the sum of $25,500 to QLP. QLP acknowledges that the foregoing consideration is full compensation for the services previously rendered by QLP.

          2.  Future Services.  During the term of this Agreement QLP agrees to
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make its personnel available to the Company to provide consultation regarding business and financial planning. QLP personnel will not be obligated to provide more than a total of ten (10) hours per week of services hereunder. All services will be provided at the reasonable convenience of QLP personnel, it being understood that QLP personnel may have other activities of an equal or greater priority. Services performed by QLP personnel in the capacity of a member of the Board of Directors of the Company or one of its affiliates will not be considered to constitute services under this Agreement.

          3.  Fees.  In consideration of the services to be provided hereafter
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by QLP personnel, the Company will pay QLP a monthly fee of $6,500, payable in advance on the first day of every month beginning March 1, 1992 (with the fee for the month of February, 1992 to be pro-rated based on the number of days elapsed and to be payable upon execution hereof).

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          4.  Term.  This Agreement viii take effect as of the date hereof and
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will continue through March 31, 1997, provided that QLP may at any time elect to terminate this Agreement upon less than thirty (30) days prior written notice to the Company.

          5.  Expense Reimbursement.  The Company will pay or reimburse QLP upon
              ---------------------
demand for all out-of-pocket expenses incurred by QLP or QLP personnel in rendering services hereunder. As a condition to receipt of reimbursement. QLP will be required to submit to the Company reasonable substantiation that the amount involved was expended and related to services rendered under this Agreement.

          6.  Independent Contractor.  QLP is an independent contractor and QLP
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personnel are not employees of the Company or affiliates.  QLP will establish the time and manner in which its personnel carry out QLP's obligations under this Agreement.

          7.  Exculpatory Clause.  Neither QLP nor its personnel will be liable
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for any advice given, or any other act or omission, except for willful misconduct The Company will indemnify and hold QLP and its personnel harmless, upon demand, from and against any and all claims, obligations, liabilities, costs and expenses (including actual attorneys' fees and expenses) incurred by them as a result of, or in connection with, any services provided hereunder (including without limitation advice given), except if caused solely by their willful misconduct.

          8.  Assignment. This Agreement may not be assigned by the Company
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without the prior written consent of QLP.

          9.  Interest; Attorneys' Fees.  All delinquent payments be made by the
              -------------------------
Company hereunder will bear interest at the maximum rate permitted by law for like indebtedness (or if no maximum rate is applicable, at the rate of 18% per annum). The Company will be required to reimburse QLP for its costs and expenses (including actual attorneys' fees and expenses) incurred in enforcing QLP's rights under this Agreement.

          10.   Effect of Waiver.  The waiver by a party of a breach of any
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provision of this Agreement shall not be deemed a waiver of any other or subsequent breach.

          11.  Notice.  Any notice required or permitted to be given under this
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Agreement shall be in writing and shall be hand-delivered or mailed, postage prepaid, to the principal office of the Company or QLP, as the case may be.

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          12.  Governing Law.  This Agreement and all questions arising in
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connection herewith shall be governed by the internal laws of the State of
Wisconsin.

          13.  Severability.  In the event that any portion of this Agreement
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shall be held to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect any other portion of this Agreement which shall remain in full force and effect.

          14.  Entire Agreement .  All understandings and agreements between the
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parties relating to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties relating to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this consulting Agreement as of the day, month and year first above written.


                                        CONNECT, INC.

                                        By  /s/ MICHAEL MULLER
                                            ------------------
                                            Michael Muller, President



                                        QUAESTUS LIMITED PARTNERSHIP

                                        By  /s/ RICHARD WEENING
                                            -------------------
                                                        (Title)

                                            President, RPI Holdings, Inc.,
                                              general partner

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